Exhibit 5.2

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, VA 23219

March 15, 2013

Board of Directors

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) of Santander Holdings USA, Inc. (the “Company”) being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of debt securities, preferred stock and depositary shares (collectively, the “Securities”). In connection with the registration of the Securities, you have requested our opinion as special Virginia counsel to the Company with respect to the matters set forth herein.

In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation and bylaws of the Company, the Registration Statement and exhibits thereto, certain resolutions adopted by the Board of Directors, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. With respect to certain factual matters, we have relied upon certificates of public officials and officers of the Company and representations set forth in the Registration Statement, or otherwise made by officers of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, (v) that the Board of Directors of the Company, a duly authorized committee of the Board of Directors or duly authorized officers of the Company will have taken all necessary corporate action to authorize the issuance of the Securities and any other

Securities issuable on the conversion or exchange thereof and to authorize the terms of the offering and sale of such Securities and related matters (“Authorizing Resolutions”), (vi) that any documents or certificates not yet executed will be duly executed in forms(s) duly authorized and established by action of the Board of Directors of the Company, a duly authorized committee of the Board of Directors or duly authorized officers of the Company, and (vii) a prospectus supplement will have been filed with the SEC describing the Securities to be offered thereby as contemplated by the related Authorizing Resolutions.

Based on such examination and review, and subject to the foregoing, we are of the opinion that:

1.	Corporate Status, Power and Authority. The Company is a corporation validly existing under the laws of the Commonwealth of Virginia and has the corporate power to issue the Securities to be issued by it.

2.	Corporate Authorization. The Company will have taken all necessary corporate action to authorize the issuance of the Securities.

3.	Preferred Stock. With respect to Securities which are preferred stock of the Company (the “Preferred Stock”) of any series, (i) when the Registration Statement has become effective under the Securities Act, and any applicable state securities or Blue Sky laws have been complied with, (ii) when articles of amendment with respect to such series of Preferred Stock as contemplated by the Authorizing Resolutions related thereto have been filed with the State Corporation Commission of Virginia (the “SCC”) and a certificate of amendment with respect thereto issued by the SCC, and (iii) upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, prospectus supplement relating thereto and Authorizing Resolutions relating thereto, such Preferred Stock will be legally issued, fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the Commonwealth of Virginia, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.

We consent to the reliance by Wachtell, Lipton Rosen & Katz upon this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement. We also consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption “Validity of Offered Securities” appearing in the prospectus that is a part of the

Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ McGuireWoods LLP